Exhibit 99.1

CommScope Reports Fourth Quarter and Full Year 2024 Results

Fourth Quarter Highlights

•
Net sales of $1.17 billion
•
GAAP loss from continuing operations of $65.2 million
•
Non-GAAP adjusted EBITDA of $223.1 million (1)
•
Core non-GAAP adjusted EBITDA of $240.4 million* (1)
•
Cash flow generated by operations of $277.8 million and free cash flow of $270.5 million (1) (2)

Full Year Highlights

•
Net sales of $4.21 billion
•
GAAP loss from continuing operations of $461.0 million
•
Non-GAAP adjusted EBITDA of $700.2 million (1)
•
Core non-GAAP adjusted EBITDA of $756.4 million* (1)
•
Cash flow generated by operations of $273.1 million and free cash flow of $247.8 million (1) (2)

* Core financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), and Access Network Solutions (ANS) segments, in the aggregate, and exclude general corporate costs that were previously allocated to the Outdoor Wireless Networks (OWN) segment, Distributed Antenna Systems (DAS) business unit and Home Networks (Home) segment. These indirect costs are classified as continuing operations, since they were not directly attributable to these discontinued operations. See the segment comparison tables below showing the aggregation of the Core financial measures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

CLAREMONT, NC, February 26, 2025 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter and year ended December 31, 2024.

Summary of Consolidated Results
	Q4	Q4	% Change
	2024	2023 (1)	YOY
	(in millions, except per share amounts)
Net sales	$1,169.1	$923.1	26.6%
GAAP loss from continuing operations	(65.2)	(414.0)	(84.2)
GAAP loss from continuing operations per share	(0.38)	(2.02)	(81.2)
Non-GAAP adjusted EBITDA (2)	223.1	119.4	86.9
Core non-GAAP adjusted EBITDA (2) (3)	240.4	142.5	68.7
Non-GAAP adjusted net income (loss) per diluted share (2)	0.18	(0.34)	NM

	Full Year	Full Year	% Change
	2024	2023 (1)	YOY
	(in millions, except per share amounts)
Net sales	$4,205.8	$4,565.2	(7.9)%
GAAP loss from continuing operations	(461.0)	(1,095.8)	(57.9)
GAAP loss from continuing operations per share	(2.46)	(5.49)	(55.2)
Non-GAAP adjusted EBITDA (2)	700.2	664.3	5.4
Core non-GAAP adjusted EBITDA (2) (3)	756.4	756.4	—
Non-GAAP adjusted net loss per diluted share (2)	(0.03)	(0.37)	(91.9)

NM – Not meaningful
(1) Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.
(2) See “Non-GAAP Financial Measures” below.

(3) Core financial measures reflect the results of the CCS, NICS (excluding DAS) and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, these costs related to the Home segment have been reallocated to the remaining segments. These costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

“2024 marked a transitional year for CommScope. Despite a challenging start, and volatile market conditions, we stayed committed to what we could control to improve company performance and profitability with sequential Core quarterly adjusted EBITDA improvement throughout the year. For the fourth quarter, Core CommScope reported net sales of $1.17 billion, an increase of 27% from the prior year and delivered adjusted EBITDA of $240 million, an improvement of 69% year-over-year. Fourth quarter adjusted EBITDA as a percentage of revenues was 20.6%, a year-over-year improvement of 510 basis points. Supported by our investments in production capacity, the CCS segment led the way with growth in all businesses, with the strongest growth in hyperscale and cloud data centers to support GenAI datacenter builds across the world,” said Chuck Treadway, President and Chief Executive Officer.

“For the full year 2024, Core CommScope reported net sales of $4.21 billion declining 8% from the prior year but delivered adjusted EBITDA of $756 million which remained flat year over year. With improvement throughout the year, we are well positioned as we move into 2025. Our 2025 annual guideposts of Core adjusted EBITDA are in the range of $1.00 to $1.05 billion,” said Kyle Lorentzen, Chief Financial Officer.

Free cash flow for the fourth quarter was $271 million driven by stronger EBITDA. For the full year 2024, free cash flow was $248 million. We ended the year with a strong liquidity position of $1.1 billion including $663 million of Cash and approximately $449 million of ABL availability.

As previously announced, in the fourth quarter of 2024, CommScope made significant progress on our debt position by refinancing a portion of our debt resulting in pushing out our 2025 and a portion of the 2026 debt maturities to 2029 and 2031. The debt refinancing, coupled with the sale of our OWN and DAS businesses that closed on January 31, 2025 and subsequent repayment of approximately $2 billion of debt with the proceeds, clearly puts us in a stronger position to focus on business growth, free cash flow generation and deleveraging.

On January 31, 2025, the Company completed the previously announced sale of the OWN segment and the DAS business unit of the NICS segment to Amphenol Corporation. As a result of the transaction, unless otherwise noted, these financial results relate to CommScope’s continuing operations based on the following remaining three operating segments: CCS, NICS and ANS. For all periods presented, amounts have been recast to reflect these changes.

Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K and are labeled “As Adjusted” within the tables below.

Fourth Quarter Results and Comparisons

Net sales in the fourth quarter of 2024 increased 26.6% year-over-year to $1.17 billion due to higher net sales in all segments. Net sales increased across all regions, except the Caribbean and Latin America (CALA) region, in the fourth quarter of 2024.

Loss from continuing operations of $65.2 million, or $(0.38) per share, in the fourth quarter of 2024, was less of a loss compared to the prior year period's loss from continuing operations of $414.0 million, or $(2.02) per share. In the fourth quarter of 2023, the Company recorded goodwill impairment charges in the ANS and CCS segments of $46.3 million and $99.1 million, respectively, related to the ANS and BDCC reporting units, respectively. Asset impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income (loss) for the fourth quarter of 2024 was $48.3 million, or $0.18 per share, versus $(73.1) million, or $(0.34) per share, in the fourth quarter of 2023.

Core non-GAAP adjusted EBITDA increased 68.7% to $240.4 million in the fourth quarter of 2024 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 20.6% in the fourth quarter of 2024 compared to 15.4% in the same prior year period. Non-GAAP adjusted EBITDA increased 86.9% to $223.1 million in the fourth quarter of 2024 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 19.1% in the fourth quarter of 2024 compared to 12.9% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Fourth Quarter Comparisons

Sales by Region

			% Change
	Q4 2024	Q4 2023	YOY
United States	$776.0	$595.6	30.3%
Europe, Middle East and Africa	167.2	117.3	42.5
Asia Pacific	139.8	122.5	14.1
Caribbean and Latin America	50.2	61.3	(18.1)
Canada	35.9	26.4	36.0
Total net sales	$1,169.1	$923.1	26.6%

Segment Net Sales

			% Change
	Q4 2024	Q4 2023	YOY
CCS	$754.0	$553.3	36.3%
NICS	154.2	136.4	13.0
ANS	260.9	233.4	11.8
Total net sales	$1,169.1	$923.1	26.6%

Segment Operating Income (Loss)

			% Change
	Q4 2024	Q4 2023 (1)	YOY
CCS	$138.4	$(53.9)	NM
NICS	8.0	(15.7)	NM
ANS	0.7	(25.8)	NM
Core operating income (2)	147.1	(95.4)	NM
Corporate and other (3)	(29.6)	(25.3)	17.2
Total operating income (loss)	$117.5	$(120.7)	NM

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q4 2024	Q4 2023 (1)	YOY
CCS	$176.4	$84.0	110.0%
NICS	26.1	6.8	283.8
ANS	37.9	51.7	(26.7)
Core adjusted EBITDA (2)	240.4	142.5	68.7
Corporate and other (3)	(17.3)	(23.1)	(25.1)
Total segment adjusted EBITDA	$223.1	$119.4	86.9%

NM – Not meaningful

(1) Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.

(2) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. The corporate and other costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

•
CCS - Net sales of $754.0 million increased 36.3% from the prior year period primarily driven by increases in the Enterprise business.

•
NICS - Net sales of $154.2 million increased 13.0% from the prior year period primarily driven by increases in Ruckus.
•
ANS - Net sales of $260.9 million increased 11.8% from the prior year period driven by increases in Access Technologies.

Full Year Results and Comparison

Net sales in 2024 decreased 7.9% year-over-year to $4.21 billion primarily due to lower net sales in the NICS and ANS segments, partially offset by stronger net sales in the CCS segment. Net sales decreased across all regions, except Canada and the Asia Pacific region, in 2024.

In 2024, loss from continuing operations of $461.0 million, or $(2.46) per share, compares to the prior year loss from continuing operations of $1.10 billion, or $(5.49) per share, excluding the prior year impact from goodwill impairment charges. In 2023, the Company recorded goodwill impairment charges in the ANS and CCS segments of $472.3 million and $99.1 million, respectively, related to the ANS and BDCC reporting units, respectively. Asset impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net loss for 2024 decreased to $(7.2) million, or $(0.03) per share, compared to $(78.3) million, or $(0.37) per share, in 2023.

Non-GAAP adjusted EBITDA increased 5.4% to $700.2 million in 2024 compared to the prior year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 16.6% in 2024 compared to 14.6% in 2023. Core non-GAAP adjusted EBITDA remained flat at $756.4 million in 2024 compared to the prior year. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 18.0% in 2024 compared to 16.6% in the prior year.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in 2024 was $273.1 million.
•
Free cash flow in 2024 was $247.8 million after adjusting operating cash flow for $25.3 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the year with $663.3 million in cash and cash equivalents which include $98.4 million in cash and cash equivalents in assets held for sale.
•
As of December 31, 2024, the Company had $200.0 million of outstanding borrowings under its asset-based revolving credit facility and had availability of $449.3 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,112.6 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2024 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the sale of its OWN segment and DAS business unit. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, and ANS segments, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to the discontinued operations. The Core results represent the business results as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the expected timing of the closing of the sale of the OWN and DAS businesses (the Transaction); the expected benefits of the Transaction, including the expected financial performance of CommScope following the Transaction; the ability of the parties to obtain any required regulatory approvals in connection with the Transaction and to complete the Transaction considering the various closing conditions; expenses related to the Transaction and any potential future costs; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement governing the Transaction, or an inability to consummate the Transaction on the terms described or at all; the effect of the announcement of the Transaction on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the Transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction; the ability to meet expectations regarding the timing and completion of the Transaction; potential litigation relating to the Transaction; restrictions during the pendency of the Transaction that may impact the ability to pursue certain business opportunities, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2023 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
		As Adjusted		As Adjusted
	2024	2023	2024	2023
Net sales	$1,169.1	$923.1	$4,205.8	$4,565.2
Cost of sales	721.5	580.9	2,628.9	2,901.0
Gross profit	447.6	342.2	1,576.9	1,664.2
Transition service agreement income	2.1	—	24.5	—
Operating expenses:
Selling, general and administrative	190.0	181.1	755.5	783.2
Research and development	81.0	85.2	316.2	383.1
Amortization of purchased intangible assets	55.1	69.2	236.5	301.0
Restructuring costs (credits), net	6.1	(18.0)	36.7	25.1
Asset impairments	—	145.4	—	571.4
Total operating expenses	332.2	462.9	1,344.9	2,063.8
Operating income (loss)	117.5	(120.7)	256.5	(399.6)
Other income, net	8.5	46.1	10.2	65.9
Interest expense	(183.7)	(170.9)	(686.9)	(675.8)
Interest income	2.6	3.3	10.9	11.1
Loss from continuing operations before income taxes	(55.1)	(242.2)	(409.3)	(998.4)
Income tax expense	(10.1)	(171.8)	(51.7)	(97.4)
Loss from continuing operations	(65.2)	(414.0)	(461.0)	(1,095.8)
Income (loss) from discontinued operations, net of income tax (expense) benefit of $(21.3), $33.5, $(95.0) and $117.2, respectively	71.9	(167.2)	145.5	(411.0)
Net income (loss)	6.7	(581.2)	(315.5)	(1,506.8)
Series A convertible preferred stock dividends	(16.6)	(15.8)	(65.2)	(61.8)
Net loss attributable to common stockholders	$(9.9)	$(597.0)	$(380.7)	$(1,568.6)

Basic:
Loss from continuing operations per share	$(0.38)	$(2.02)	$(2.46)	$(5.49)
Earnings (loss) from discontinued operations per share	0.33	(0.79)	0.68	(1.95)
Loss per share	$(0.05)	$(2.81)	$(1.78)	$(7.44)

Diluted:
Loss from continuing operations per share	$(0.38)	$(2.02)	$(2.46)	$(5.49)
Earnings (loss) from discontinued operations per share	0.33	(0.79)	0.68	(1.95)
Loss per share	$(0.05)	$(2.81)	$(1.78)	$(7.44)

Weighted average shares outstanding:
Basic	215.9	212.1	214.4	210.9
Diluted (a)	215.9	212.1	214.4	210.9
(a) Calculation of diluted loss per share:
Net loss attributable to common stockholders (basic and diluted)	$(9.9)	$(597.0)	$(380.7)	$(1,568.6)

Weighted average shares (basic)	215.9	212.1	214.4	210.9
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	215.9	212.1	214.4	210.9

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)

	December 31,
		As Adjusted
	2024	2023
Assets
Cash and cash equivalents	$564.9	$500.3
Accounts receivable, net of allowance for doubtful accounts of $16.5 and $24.3, respectively	685.9	581.9
Inventories, net	736.8	900.8
Prepaid expenses and other current assets	139.4	135.0
Current assets held for sale	1,357.5	708.0
Total current assets	3,484.5	2,826.0
Property, plant and equipment, net of accumulated depreciation of $710.2 and $713.4, respectively	342.2	433.3
Goodwill	2,867.3	2,897.7
Other intangible assets, net	1,216.2	1,459.5
Deferred income taxes	537.7	611.6
Other noncurrent assets	299.6	287.3
Noncurrent assets held for sale	—	817.1
Total assets	$8,747.5	$9,332.5
Liabilities and Stockholders' Deficit
Accounts payable	$370.7	$330.7
Accrued and other liabilities	613.7	562.9
Current portion of long-term debt	—	32.0
Current liabilities held for sale	245.3	479.9
Total current liabilities	1,229.7	1,405.5
Long-term debt	9,238.4	9,246.6
Deferred income taxes	99.4	94.8
Other noncurrent liabilities	408.8	427.3
Noncurrent liabilities held for sale	—	20.9
Total liabilities	10,976.3	11,195.1
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,227.3	1,162.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,227,328 and 1,162,085, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 215,887,001 and 212,108,634, respectively	2.3	2.3
Additional paid-in capital	2,514.2	2,550.4
Accumulated deficit	(5,324.5)	(5,009.0)
Accumulated other comprehensive loss	(344.5)	(266.7)
Treasury stock, at cost: 15,647,303 shares and 14,424,126 shares, respectively	(303.6)	(301.7)
Total stockholders' deficit	(3,456.1)	(3,024.7)
Total liabilities and stockholders' deficit	$8,747.5	$9,332.5

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
		As Adjusted		As Adjusted
	2024	2023	2024	2023
Operating Activities:
Net income (loss)	$6.7	$(581.1)	$(315.5)	$(1,506.8)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	82.8	119.0	370.5	561.2
Equity-based compensation	8.0	11.8	29.1	47.3
Deferred income taxes	64.1	69.3	65.0	(180.5)
Asset impairments	2.0	348.8	19.2	1,244.0
Changes in assets and liabilities:
Accounts receivable	(28.3)	96.9	(137.6)	471.9
Inventories	94.3	173.3	152.5	391.3
Prepaid expenses and other current assets	54.4	4.5	(55.9)	45.1
Accounts payable and other accrued liabilities	49.3	(168.1)	143.5	(720.2)
Other noncurrent assets	4.2	—	(20.6)	(27.4)
Other noncurrent liabilities	(17.8)	48.3	(18.1)	75.5
Other	(41.9)	(55.0)	41.0	(104.1)
Net cash generated by operating activities	277.8	67.7	273.1	297.3
Investing Activities:
Additions to property, plant and equipment	(7.3)	(16.8)	(25.3)	(60.7)
Proceeds from sale of property, plant and equipment	—	29.4	0.2	71.2
Acquisition of a business	—	—	(45.1)	—
Other	4.4	—	13.0	20.4
Net cash generated by (used in) investing activities	(2.9)	12.6	(57.2)	30.9
Financing Activities:
Long-term debt repaid	(4,314.6)	(8.0)	(4,338.6)	(32.0)
Long-term debt repurchases	—	(50.6)	—	(142.6)
Long-term debt proceeds	4,350.0	—	4,350.0	—
Debt issuance costs	(59.4)	—	(59.4)	—
Debt issuance costs	(33.1)	—	(33.1)	—
Tax withholding payments for vested equity-based compensation awards	(0.1)	(0.2)	(1.9)	(9.1)
Other	—	—	—	2.0
Net cash used in financing activities	(57.2)	(58.8)	(83.0)	(181.7)
Effect of exchange rate changes on cash and cash equivalents	(10.8)	3.4	(13.4)	(0.8)
Change in cash and cash equivalents	206.9	24.9	119.5	145.7
Cash and cash equivalents at beginning of period	456.4	518.9	543.8	398.1
Cash and cash equivalents at end of period	$663.3	$543.8	$663.3	$543.8

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
		As Adjusted		As Adjusted
	2024	2023	2024	2023
Loss from continuing operations, as reported	$(65.2)	$(414.0)	$(461.0)	$(1,095.8)
Income tax expense, as reported	10.1	171.8	51.7	97.4
Interest income, as reported	(2.6)	(3.3)	(10.9)	(11.1)
Interest expense, as reported	183.7	170.9	686.9	675.8
Other income, net, as reported	(8.5)	(46.1)	(10.2)	(65.9)
Operating income (loss), as reported	$117.5	$(120.7)	$256.5	$(399.6)
Adjustments:
Amortization of purchased intangible assets	55.1	69.2	236.5	301.0
Restructuring costs (credits), net	6.1	(18.0)	36.7	25.1
Equity-based compensation	6.9	9.5	25.2	38.6
Asset impairments	—	145.4	—	571.4
Transaction, transformation and integration costs	17.4	9.4	63.4	27.1
Acquisition accounting adjustments	—	0.3	—	1.3
Patent claims and litigation settlements	(1.0)	—	(1.0)	(3.5)
Recovery for Russian accounts receivable	—	—	—	(2.0)
Cyber incident costs	—	0.4	—	5.5
Depreciation	20.9	24.1	82.9	99.4
Total adjustments to operating income (loss)	105.4	240.3	443.7	1,063.9
Non-GAAP adjusted EBITDA	$223.1	$119.4	$700.2	$664.3

Loss from continuing operations, as reported	$(65.2)	$(414.0)	$(461.0)	$(1,095.8)
Adjustments:
Total pretax adjustments to adjusted EBITDA	84.5	216.2	360.8	964.5
Pretax amortization of debt issuance costs and OID (1)	23.0	7.6	43.1	28.0
Pretax gain on debt transactions (2)	6.4	(55.2)	6.4	(74.3)
Tax effects of adjustments and other tax items (3)	(0.4)	172.3	43.5	99.3
Non-GAAP adjusted net income (loss)	$48.3	$(73.1)	$(7.2)	$(78.3)
GAAP loss from continuing operations per share, as reported (4)	$(0.38)	$(2.02)	$(2.46)	$(5.49)
Non-GAAP adjusted diluted loss per share (5)	$0.18	$(0.34)	$(0.03)	$(0.37)

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP loss from continuing operations per share was calculated using loss from continuing operations in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted loss per share are 270.6 million and 212.1 million for the three months ended December 31, 2024 and 2023, respectively, and 214.4 million and 210.9 million for the years ended December 31, 2024 and 2023, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q4 2024	Q4 2023	YOY
United States	$776.0	$595.6	30.3%
Europe, Middle East and Africa	167.2	117.3	42.5
Asia Pacific	139.8	122.5	14.1
Caribbean and Latin America	50.2	61.3	(18.1)
Canada	35.9	26.4	36.0
Total net sales	$1,169.1	$923.1	26.6%

Sales by Region
			% Change
	Full Year 2024	Full Year 2023	YOY
United States	$2,761.5	$3,009.6	(8.2)%
Europe, Middle East and Africa	598.9	642.0	(6.7)
Asia Pacific	515.5	513.2	0.4
Caribbean and Latin America	194.3	272.3	(28.6)
Canada	135.6	128.1	5.9
Total net sales	$4,205.8	$4,565.2	(7.9)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q4 2024	Q4 2023	YOY
CCS	$754.0	$553.3	36.3%
NICS	154.2	136.4	13.0
ANS	260.9	233.4	11.8
Total net sales	$1,169.1	$923.1	26.6%

Segment Adjusted EBITDA (1)
		As Adjusted	% Change
	Q4 2024	Q4 2023	YOY
CCS	$176.4	$84.0	110.0%
NICS	26.1	6.8	283.8
ANS	37.9	51.7	(26.7)
Core adjusted EBITDA (2)	240.4	142.5	68.7
Corporate and other (3)	(17.3)	(23.1)	(25.1)
Total segment adjusted EBITDA	$223.1	$119.4	86.9%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. The corporate and other costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Full Year 2024	Full Year 2023	YOY
CCS	$2,823.7	$2,701.9	4.5%
NICS	553.0	773.7	(28.5)
ANS	829.1	1,089.6	(23.9)
Total net sales	$4,205.8	$4,565.2	(7.9)%

Segment Adjusted EBITDA (1)
		As Adjusted	% Change
	Full Year 2024	Full Year 2023	YOY
CCS	$619.1	$398.9	55.2%
NICS	32.8	139.9	(76.6)
ANS	104.5	217.6	(52.0)
Core segment adjusted EBITDA (2)	756.4	756.4	—
Corporate and other (3)	(56.2)	(92.1)	(39.0)
Total segment adjusted EBITDA	$700.2	$664.3	5.4%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. The corporate and other costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2024 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$138.4	$8.0	$0.7	$(29.6)	$117.5
Amortization of purchased intangible assets	17.4	12.7	24.3	0.7	55.1
Restructuring costs, net	1.0	0.8	3.9	0.4	6.1
Equity-based compensation	2.8	1.9	1.9	0.3	6.9
Transaction, transformation and integration costs	4.0	1.2	3.0	9.2	17.4
Patent claims and litigation settlements	(1.0)	—	—	—	(1.0)
Depreciation	13.8	1.6	4.0	1.6	20.9
Segment adjusted EBITDA	$176.4	$26.1	$37.9	$(17.3)	$223.1
Segment adjusted EBITDA % of sales	23.4%	16.9%	14.5%	NM	19.1%

Fourth Quarter 2023 Segment Adjusted EBITDA Reconciliation
	CCS (2)	NICS	ANS	Corporate and other (1)	Total (2)
Operating loss, as reported	$(53.9)	$(15.7)	$(25.8)	$(25.3)	$(120.7)
Amortization of purchased intangible assets	18.8	12.7	37.4	0.3	69.2
Restructuring costs (credits), net	(0.3)	1.7	(19.5)	0.1	(18.0)
Equity-based compensation	4.2	2.3	3.0	(0.1)	9.5
Asset impairments	99.1	—	46.3	—	145.4
Transaction, transformation and integration costs	1.1	3.3	4.3	0.7	9.4
Acquisition accounting adjustments	—	0.2	—	—	0.3
Cyber incident costs	0.2	0.1	0.1	0.1	0.4
Depreciation	14.8	2.2	5.8	1.3	24.1
Segment adjusted EBITDA	$84.0	$6.8	$51.7	$(23.1)	$119.4
Segment adjusted EBITDA % of sales	15.2%	5.0%	22.2%	NM	12.9%

(1) Includes general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

(2) Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2024 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$466.1	$(44.7)	$(80.9)	$(84.0)	$256.5
Amortization of purchased intangible assets	72.3	50.7	110.8	2.7	236.5
Restructuring costs, net	1.2	3.1	31.8	0.6	36.7
Equity-based compensation	10.1	6.8	7.2	1.1	25.2
Transaction, transformation and integration costs	15.6	10.1	17.5	20.2	63.4
Patent claims and litigation settlements	(1.0)	—	—	—	(1.0)
Depreciation	54.8	6.8	18.1	3.2	82.9
Segment adjusted EBITDA	$619.1	$32.8	$104.5	$(56.2)	$700.2
Segment adjusted EBITDA % of sales	21.9%	5.9%	12.6%	NM	16.6%

Year Ended December 31, 2023 Segment Adjusted EBITDA Reconciliation

	CCS (2)	NICS	ANS	Corporate and other (1)	Total (2)
Operating income (loss), as reported	$132.8	$57.6	$(476.0)	$(114.0)	$(399.6)
Amortization of purchased intangible assets	75.5	50.7	173.9	0.9	301.0
Restructuring costs (credits), net	13.8	7.7	(6.0)	9.6	25.1
Equity-based compensation	15.0	9.1	11.5	3.0	38.6
Asset impairments	99.1	—	472.3	—	571.4
Transaction, transformation and integration costs	1.7	6.9	17.3	1.2	27.1
Acquisition accounting adjustments	—	1.2	0.2	(0.1)	1.3
Patent claims and litigation settlements	—	(3.5)	—	—	(3.5)
Reserve of Russian accounts receivable	(2.0)	—	—	—	(2.0)
Cyber incident costs	2.6	0.7	1.0	1.2	5.5
Depreciation	60.2	9.7	23.3	6.2	99.4
Segment adjusted EBITDA	$398.9	$139.9	$217.6	$(92.1)	$664.3
Segment adjusted EBITDA % of sales	14.8%	18.1%	20.0%	NM	14.6%

(1) Includes general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

(2) Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.

NM – Not meaningful
Components may not sum to total due to rounding.
See Description of Non-GAAP Financial Measures.

CommScope Holding Company, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q4 2023 (2)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Full Year 2024	Full Year 2023 (2)
Cash flow from operations	$67.7	$(177.7)	$50.8	$122.2	$277.8	$273.1	$297.3
Capital expenditures	(16.8)	(6.0)	(5.3)	(6.7)	(7.3)	(25.3)	(60.7)
Free cash flow	50.9	(183.7)	45.5	115.5	270.5	247.8	236.6

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.
(2) Amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q4 2023 (1)	Q1 2024 (1)	Q2 2024	Q3 2024	Q4 2024	Full Year 2024	Full Year 2023 (1)
Gross profit, as reported	$342.2	$295.1	$399.0	$435.1	$447.6	$1,576.9	$1,664.2
Equity-based compensation	1.1	0.9	—	0.7	0.7	2.3	4.5
Acquisition accounting adjustments	—	0.1	—	—	—	—	1.3
Patent claims and litigation settlements	—	—	—	—	(1.0)	(1.0)	(3.5)
Adjusted gross profit	$343.3	$296.1	$399.0	$435.8	$447.3	$1,578.2	$1,666.5
Adjusted gross profit as % of sales	37.4%	32.6%	37.9%	40.3%	38.3%	37.5%	36.5%

GAAP to Non-GAAP Adjusted Operating Expense
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Full Year 2024	Full Year 2023
Selling, general and administrative, as reported	$181.1	$175.1	$187.0	$203.4	$190.0	$755.5	$783.2
Research and development, as reported	85.2	84.6	72.6	78.0	81.0	316.2	383.1
Operating expenses	$266.3	$259.7	$259.6	$281.4	$271.0	$1,071.7	$1,166.3
Equity-based compensation	8.4	8.9	1.1	6.6	6.3	22.9	34.1
Transaction, transformation and integration costs	9.4	6.6	19.9	19.5	17.4	63.4	(27.1)
Cyber incident costs	0.4	—	—	—	—	—	(5.5)
Adjusted operating expense	$248.1	$244.2	$238.6	$255.3	$247.3	$985.4	$1,164.8
Adjusted operating expense as % of sales	26.9%	27.1%	22.6%	23.6%	21.2%	23.4%	25.5%

(1) Certain amounts have been adjusted to reflect the correction of immaterial errors as described in the Annual Report on Form 10-K.

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Consolidated Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Operating income	$660	$695
Adjustments:
Amortization of purchased intangible assets	173	174
Equity-based compensation	26	28
Restructuring costs, net and transaction and transformation costs	60	70
Depreciation	76	78
Total adjustments to operating income	335	350
Adjusted EBITDA	$995	$1,045

Core Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Core operating income (1)	$665	$700
Adjustments:
Amortization of purchased intangible assets	173	174
Equity-based compensation	26	28
Restructuring costs, net and transaction and transformation costs	60	70
Depreciation	76	78
Total adjustments to core operating income (1)	335	350
Core adjusted EBITDA (1)	$1,000	$1,050

(1) Core financial measures exclude the results and performance of the OWN segment and DAS business unit in the NICS segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.